UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

December 23, 2019
Date of Report (Date of earliest event reported)

HMS HOLDINGS CORP.
(Exact name of registrant as specified in its charter)

Delaware	0-50194		11-3656261
(State or other jurisdiction of incorporation)	(Commission File Number)		(I.R.S. Employer Identification No.)

5615 High Point Drive	Irving	Texas	75038
(Address of Principal Executive Offices)			(Zip Code)
(214) 453-3000
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock $0.01 par value	HMSY	The Nasdaq Stock Market LLC
The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 1.01 Entry into a Material Definitive Agreement.

On December 23, 2019, HMS Holdings Corp. (the “Company”) entered into a letter agreement (the “Letter Agreement”) with West Receivable Services, Inc. (“Seller”) to amend certain provisions of the Membership Interest Purchase Agreement, dated as of November 20, 2019, by and between the parties (the “Purchase Agreement”), pursuant to which the Company agreed to acquire West Claims Recovery Services, LLC (“Accent”) from Seller. The Letter Agreement clarifies Seller’s obligation to indemnify the Company for losses based upon, resulting from or otherwise in respect of certain additional matters.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The information set forth above in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

On December 23, 2019, the Company, through a wholly owned subsidiary, completed the previously announced acquisition of all of the issued and outstanding limited liability company membership interests of Accent from Seller (the “Transaction”). The Transaction was consummated in accordance with the terms and subject to the conditions of the previously announced Purchase Agreement, as amended by the Letter Agreement. The total consideration paid by the Company at closing was approximately $155.0 million, subject to working capital and other customary adjustments, and funded by cash on hand.

The material terms of the Purchase Agreement were previously reported in Item 1.01 of the of the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on November 21, 2019 and are incorporated by reference into this Item 2.01. The foregoing description of each of the Purchase Agreement and the Letter Agreement set forth in Item 1.01 and Item 2.01 of this Current Report on Form 8-K does not purport to be complete and is subject to, and qualified in its entirety by, (i) the information provided in Item 1.01 of the Company’s Current Report on Form 8-K filed with the SEC on November 21, 2019, and (ii) the full text of the Purchase Agreement and the Letter Agreement, which will be filed by the Company in accordance with Securities Exchange Commission rules.

Item 7.01 Regulation FD Disclosure.

On December 23, 2019, the Company issued a press release announcing the closing of the Transaction. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information contained in this Item 7.01, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section, and shall not be incorporated by reference into any Company filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(a) Financial statements of business acquired.

The Company will file the financial statements required by Item 9.01(a) of Form 8-K by an amendment to this Current Report on Form 8-K no later than 71 days from the date this Current Report on Form 8-K is required to be filed.

(b) Pro forma financial information.

The Company will file the pro forma financial information required by Item 9.01(b) of Form 8-K by an amendment to this Current Report on Form 8-K no later than 71 days from the date this Current Report on Form 8-K is required to be filed.

(d)  Exhibits

Exhibit No.	Description
99.1	Press Release of HMS Holdings Corp., dated December 23, 2019
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HMS HOLDINGS CORP.

Date: December 23, 2019
By: /s/ Jeffrey S. Sherman
Jeffrey S. Sherman
Executive Vice President,
Chief Financial Officer and Treasurer